Exhibit 99.1

October 20, 2003

FOR IMMEDIATE RELEASE
CONTACT:

Doug Gulling, Chief Financial Officer
515-222-2309

WEST BANCORPORATION, INC. ANNOUNCES RESULTS FOR 3rd QUARTER OF 2003

West Des Moines, IA - West Bancorporation, Inc. (WTBA) (the "Company"), parent company of West Bank reported net income for the third quarter of 2003 of $4,564,000, which is 9.4 percent greater than the third quarter of 2002. The Hawkeye State Bank transaction, which closed on July 18, 2003, added approximately $200,000 to net income for the third quarter. Third quarter 2003 earnings per share were $.28 versus $.26 for the same period in 2002. In the third quarter the return on average equity was 20.48 percent, the return on average assets was 1.88 percent and the efficiency ratio was 31.03 percent. As of September 30, 2003, total capital as a percentage of total assets was 9.5 percent.

Net income for the first nine months of 2003 was $12,865,000, or $.80 per share, which represents a 7.2 percent increase over the first nine months of 2002.

The net interest margin for the first nine months of 2003 was 3.81 percent, which is 19 basis points less than one year ago. This compares favorably to a 24 basis point decline from the first half of 2002 to the first half of 2003. Loan activity increased in the last quarter allowing a greater portion of interest earning assets to be invested in loans rather than lower yielding federal funds or investment securities. Additionally the third quarter increase in newly issued fixed income securities allowed the purchase of investment securities with higher yields without lowering the credit quality of the investment portfolio.

As of September 30, 2003, loans totaled $580,135,000, which is $98,599,000 higher than one year ago. Approximately $75,000,000 of this increase was from the loans acquired in the Hawkeye State Bank transaction. Nonaccrual loans increased from $385,000 at June 30, 2003 to $1,816,000 at September 30, 2003.
The increase in nonaccrual loans is primarily due to a single commercial real estate loan which was part of the loans purchased from Hawkeye State Bank. The allowance for loan losses as a percentage of total loans increased from .96% as of June 30, 2003 to 1.01% as of September 30, 2003.

Following the closing of the Hawkeye State Bank transaction, a thorugh review of the loans purchased has been completed. This review allows the necessary action to be taken to improve the overall quality of such loans. An additional commercial loan officer with experience in the Iowa City market has also been hired.

Total deposits as of September 30, 2003 are approximately $64,000,000 higher than a year ago. The Hawkeye State Bank transaction added approximately $99,000,000 in deposits. The decline in deposits that would have occurred without the addition of deposits from Hawkeye State Bank is the result of less aggressive bidding for certificates of deposit greater than $100,000.

On July 18, 2003, the Company issued $20,000,000 in long-term subordinated debt through a pooled trust preferred security to finance the purchase of Hawkeye State Bank. This security is included in Tier 1 capital for regulatory purposes (subject to limitations), yet is non-dilutive to common shareholders and to return on equity.

On October 1, 2003, a newly-formed and wholly-owned subsidiary, WB Capital Management Inc. completed the purchase of the assets of VMF Capital L.L.C., a SEC registered investment advisor. It is exciting to have the new partners on board and to add asset management to the extensive list of financial solutions the Company can provide to clients. WB Capital Management will operate under the name VMF Capital for the foreseeable future.

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

The information contained in this Press Release and other financial reports may contain forward-looking statements about the Company's growth and acquisition strategies, new products and services, and future financial performance, including earnings and dividends per share, return on average assets, return on average equity, efficiency ratio and capital ratio. Certain statements in this news release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking information is based upon certain underlying assumptions, risks and uncertainties. Because of the possibility of change in the underlying assumptions, actual results could differ materially from these forward-looking statements. Risks and uncertainties that may affect future results include: competitive pressures, pricing pressures on loans and deposits, actions of bank and non-bank competitors, changes in local and national economic conditions, changes in regulatory requirements, actions of the Securities and Exchange Commission and/or the Federal Reserve Board, and customer's acceptance of the Company's products and services. The Company undertakes no obligation to revise or update such statements to reflect current events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

WEST BANCORPORATION, INC. AND SUBSIDIARY, WEST BANK

Financial Information
(unaudited)


                                                  September 30,    September 30,
CONSOLIDATED STATEMENTS OF CONDITION                  2003             2002
-------------------------------------------------------------------------------
Assets

Cash and due from banks ......................   $  15,263,321    $  38,067,323
Short-term investments .......................      49,014,909       74,737,820
Securities ...................................     276,727,360      223,204,603
Loans ........................................     580,134,688      481,535,302
    Allowance for loan losses ................      (5,879,375)      (4,360,989)
                                                 ------------------------------
Loans, net ...................................     574,255,313      477,174,313
Other assets .................................      47,859,102        9,102,565
                                                 ------------------------------
    Total assets .............................   $ 963,120,005    $ 822,286,624
                                                 ==============================

Liabilities and Stockholders' Equity
Deposits:

    Noninterest-bearing ......................   $ 150,467,680    $ 156,636,239
    Interest-bearing
        Demand ...............................      49,616,142       34,645,866
        Savings ..............................     312,242,571      227,533,508
        Time .................................     122,689,489      152,123,024
                                                 ------------------------------
Total deposits ...............................     635,015,882      570,938,637
Short-term borrowings ........................     125,083,234      113,328,763
Long-term borrowings .........................     108,445,736       51,600,000
Other liabilities ............................       3,442,679        2,450,418
Stockholders'equity ..........................      91,132,474       83,968,806
                                                 ------------------------------
    Total liabilities and stockholders' equity   $ 963,120,005    $ 822,286,624
                                                 ==============================



                               PER COMMON SHARE            MARKET INFORMATION*
                           Net Income      Dividends        High         Low
-------------------------------------------------------------------------------

2003
--------------------
1st quarter ........       $      0.25    $      0.16    $   17.54    $   14.35
2nd quarter ........              0.26           0.16        19.61        15.77
3rd quarter ........              0.28           0.16        18.82        16.56

2002
--------------------
1st quarter ........              0.24           0.15        14.00        11.50
2nd quarter ........              0.25           0.15        18.00        13.15
3rd quarter ........              0.26           0.16        16.50        14.38
4th quarter ........              0.27           0.16        15.63        14.40

* The prices shown are the high and low sale prices for the Company's common stock, which trades on the NASDAQ National Market, under the symbol WTBA. The market quotations, reported by NASDAQ, do not include retail markup, markdown or commissions.


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


WEST BANCORPORATION, INC. AND SUBSIDIARY, WEST BANK
Financial Information (continued)
(unaudited)

                                                           Three months ended              Nine months ended
                                                             September 30,                    September 30,
CONSOLIDATED STATEMENTS OF OPERATION                      2003             2002            2003           2002
-------------------------------------------------------------------------------------------------------------------
Interest income
Loans .............................................   $  8,636,379     $  8,224,343    $ 24,005,693    $ 24,785,573
Securities ........................................      2,563,926        2,457,409       7,089,605       7,328,103
Other .............................................        124,779          437,466         943,459       1,299,694
                                                      -------------------------------------------------------------
    Total interest income .........................     11,325,084       11,119,218      32,038,757      33,413,370
                                                      -------------------------------------------------------------

Interest expense
Deposits ..........................................      1,341,247        2,209,351       4,405,059       6,912,449
Short-term borrowings .............................        321,609          464,660       1,213,317       1,448,059
Long-term borrowings ..............................      1,154,703          723,774       2,578,650       2,127,435
                                                      -------------------------------------------------------------
    Total interest expense ........................      2,817,559        3,397,785       8,197,026      10,487,943
                                                      -------------------------------------------------------------

Net interest income ...............................      8,507,525        7,721,433      23,841,731      22,925,427
Provision for loan losses .........................        250,000          250,000         625,000         710,000
                                                      -------------------------------------------------------------
Net interest income after provision for loan losses      8,257,525        7,471,433      23,216,731      22,215,427
                                                      -------------------------------------------------------------

Noninterest income
Service charges on deposit accounts ...............      1,258,686        1,194,710       3,536,562       3,313,446
Trust services ....................................        132,000          138,000         386,000         437,634
Net realized gains (losses) from sales of
  securities held for sale ........................        (48,626)          91,509         146,981          91,509
Other income ......................................        814,956          387,336       1,730,928       1,029,563
                                                      -------------------------------------------------------------
    Total noninterest income ......................      2,157,016        1,811,555       5,800,471       4,872,152
                                                      -------------------------------------------------------------

Noninterest expense
Salaries and employee benefits ....................      1,954,613        1,612,135       5,360,055       4,792,458
Occupancy expense .................................        378,899          327,599       1,102,022         966,317
Data processing expense ...........................        283,133          238,820         775,307         769,162
Other expense .....................................        776,662          615,707       1,940,197       1,942,048
                                                      -------------------------------------------------------------
    Total noninterest expense .....................      3,393,307        2,794,261       9,177,581       8,469,985
                                                      -------------------------------------------------------------

Income before income taxes ........................      7,021,234        6,488,727      19,839,621      18,617,594
Income taxes ......................................      2,457,389        2,318,538       6,974,350       6,619,178
                                                      -------------------------------------------------------------
Net income ........................................   $  4,563,845     $  4,170,189    $ 12,865,271    $ 11,998,416
                                                      =============================================================


PERFORMANCE HIGHLIGHTS
--------------------------------------------------------------------------------------------------------------------
Return on average equity ..........................          20.48%           19.97%          19.63%          19.79%
Return on average assets ..........................           1.88%            1.99%           1.90%           1.94%
Net interest margin ...............................           3.86%            3.95%           3.81%           4.00%
Efficiency ratio ..................................          31.03%           28.88%          30.40%          29.79%

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